Exhibit 99.1

News Release	Energy Partners, Ltd. 201 St. Charles Avenue, Suite 3400 New Orleans, Louisiana 70170 (504) 569-1875

EPL Names Steve Longon Chief Operating Officer

New Orleans, Louisiana, July 15, 2008…Energy Partners, Ltd. (“EPL”) (NYSE:EPL) announced today that Steve Longon has been named Executive Vice President and Chief Operating Officer.  Mr. Longon will oversee all aspects of EPL’s operations, including exploration, drilling and production, and will report directly to Richard A. Bachmann, EPL’s Chairman and CEO.

Mr. Longon joined EPL as Senior Vice President of Drilling and Engineering in July 2007, and was named its Senior Vice President of Drilling, Engineering and Production in February 2008. In addition to setting strategy and direction for the Company as a member of senior management, Mr. Longon has been responsible for all aspects of the Company’s drilling, engineering and production functions. Prior to joining EPL, Mr. Longon was with Dominion Exploration & Production, Inc. (“Dominion”) in its New Orleans office serving as General Manager of Production and Operations, with responsibility for their operations on the Shelf, in the deepwater Gulf of Mexico (“GOM”) and onshore South Louisiana. During his earlier years with Dominion, he played a key role in the integration and management of substantial resource assets in the Arklatex area, South Texas and the Texas Gulf Coast. Prior to his position with Dominion, Mr. Longon had served as manager in a variety of GOM operational roles for Vastar Resources, Inc. From 1979 to 1993, Mr. Longon worked for ARCO in positions of increasing responsibility, primarily in the GOM and onshore Texas and south Louisiana. Mr. Longon is a Summa Cum Laude graduate with a B.S. in Chemical Engineering from the University of Southwestern Louisiana.

Richard A. Bachmann, EPL’s Chairman and CEO, commented, “Steve Longon’s 29 years of relevant experience in the GOM both on the Shelf and in deepwater has brought significant breadth and depth of operational knowledge to EPL. Steve is well respected in the industry and has been an excellent addition to our management team. I expect Steve’s proven leadership skills and versatile skill set will continue to enhance the execution of our business strategy. Our Board of Directors joins me in enthusiastically congratulating Steve on his new appointment.”

Founded in 1998, EPL is an independent oil and natural gas exploration and production company based in New Orleans, Louisiana.  The Company’s operations are focused along the U. S. Gulf Coast, both onshore in south Louisiana and offshore in the Gulf of Mexico.

Forward-Looking Statements

This press release may contain forward-looking information and statements regarding EPL. Any statements included in this press release that address activities, events or developments that EPL expects, believes or anticipates will or may occur in the future are forward-looking statements. These include statements regarding:

•	reserve and production estimates;

•	oil and natural gas prices;

•	the impact of derivative positions;

•	production expense estimates;

•	cash flow estimates;

•	future financial performance;

•	planned capital expenditures; and

•	other matters that are discussed in EPL's filings with the U.S. Securities and Exchange Commission.

These statements are based on current expectations and projections about future events and involve known and unknown risks, uncertainties, and other factors that may cause actual results and performance to be materially different from any future results or performance expressed or implied by these forward-looking statements. Please refer to EPL's filings with the SEC, including its Form 10-K for the year ended December 31, 2007 and its Form 10-Q for the quarter ended March 31, 2008 for a discussion of these risks.

Additional Information and Where to Find It. Security holders may obtain information regarding the Company from EPL's website at www.eplweb.com, from the U.S. Securities and Exchange Commission's website at www.sec.gov, or by directing a request to: Energy Partners, Ltd. 201 St. Charles Avenue, Suite 3400, New Orleans, Louisiana 70170, Attn: Secretary, (504) 569-1875.

Contacts

T.J. Thom (504-799-4830) / Al Petrie (504-799-1953)
Energy Partners, Ltd.

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